CLOSING MEMORANDUM OF THE AGREEMENT AND PLAN OF REORGANIZATION
             BY AND BETWEEN ETHIKA CORPORATION AND TRADEQUEST, INC.
                            DATED NOVEMBER 27, 2000

     This Closing Memorandum is executed this 2rd Day of April, 2001 by the former and current Board Member of Tradequest International, Inc., f.k.a. Ethika Corporation (Ethika) and Tradequest, Inc. (Tradequest) with reference to the Agreement and Plan of Reorganization (the Reorganization Agreement) entered into by Ethika and Tradequest on or about November 27, 2000.

     Ethika and Tradequest agree and confirm that the following acts have occurred in satisfaction of the performance required by the Reorganization Agreement :

1. The Letter of Intent dated September 13, 2000 attached hereto as Exhibit A, was executed by Ethika and Tradequest:

2. On November 3, 2000, the non-refundable deposit of $50,000 required by the Letter of Intent was delivered to Ethika by Tradequest;

3. On November 27, 2000, Ethika and Tradequest executed the Consent in Lieu of a Meeting of the Board of Directors of Ethika Corporation and the Agreement and Plan of Reorganization attached hereto as Exhibits B and C;

4. On November 28, 2000, Ethika redeemed 5,000,000 shares of its common stock for $55,000 pursuant to the Stock Purchase Agreement attached hereto as Exhibit D;

5. On December 1, 2000, Ethika, Tradequest and Fond Mondial D'Investissement executed the Indemnity Agreement attached hereto as Exhibit E;

6. On March 3, 2001, Ethika and Tradequest executed the Memorandum of Amendment to the Agreement and Plan of Reorganization attached hereto as Exhibit F;

7. On March 8, 2001, $50,000 of the $300,000 due and payable to Ethika was paid by Tradequest, the source of which is described by Tradequest in the memorandum attached hereto as Exhibit G;

8. On March 27, 2001, $200,000 of the $250,000 remaining due and payable to Ethika was paid by Tradequest; the source of which is described by Tradequest in the memorandum attached hereto as Exhibit G;

10. On March 30, 2001, Tradequest delivered the Tradequest Shareholder Subscription Agreements for 2,000,000 post split shares of the Tradequest International, Inc, attached hereto as Exhibits H1 to H12;

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11.  On April 3, 2001, in satisfaction of the $30,000 remaining due and payable to Ethika, Dean Casutt delivered to Dennis Brovarone and Dennis Nielsen, the two promissory notes in the principal amount of $15,000 each payable on or before September 30, 2001attached hereto as Exhibits I and J;

12. On April 2, 2001, $20,000 of the $50,000 remaining due and payable to Ethika was paid by Tradequest; the source of which is described by Tradequest in the memorandum attached hereto as Exhibit G;

13. On April 3, 2001, Ethika filed the Articles of Amendment with the Mississippi Secretary of State attached hereto as Exhibit K;

14. On April 3, 2001, Ethika filed the Notice of Corporate Action regarding the Name Change and reverse split with the OTC Bulletin Board and Corporate Stock Transfer effective April 9. 2001 as attached hereto as Exhibit L;

15. On April 3, 2001, Dennis Brovarone paid the $200,000 required by the Indemnity Agreement to Fond Mondial D'Investissement; and

16. On April 23, 2001, the Board of Directors authorized the issuance of three times the number of shares to the Tradequest shareholders so that the Tradequest shareholders will own not less than 80% of the outstanding shares following the rounding to the next highest multiple of fifty shares as settlement of positions following the reverse split.

17. On April 23rd, 2001, Dennis Brovarone issued instructions to the transfer agent to issue the Tradequest Exchange Shares.

The undersigned hereby certify that all terms and conditions of the Reorganization Agreement have satisfied and the transaction is hereby closed as of April 10, 2001.

/s/ Dennis Brovarone                       /s/ Dennis Neilsen
----------------------                     -----------------------
Dennis Brovarone                           Dennis Nielsen
Former Ethika Director                     Former Ethika Director


/s/ Dean L. Cassutt                        /s/ Catherine W. Casutt
-------------------                        -----------------------
Dean L. Casutt, Director                   Catherine W. Casutt, Director
Tradequest International, Inc.             Tradequest International, Inc.


/s/ Larry Casutt
----------------
Larry Casutt, Director
Tradequest International, Inc.

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